Exhibit 10(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 143 to Registration Statement No. 33-26305 on Form N-1A of our reports dated November 24, 2010, relating to the financial statements and financials highlights of BlackRock Mid-Cap Growth Equity Portfolio, BlackRock Mid-Cap Value Equity Portfolio, BlackRock Small Cap Core Equity Portfolio, BlackRock Small Cap Growth Equity Portfolio and BlackRock Small/Mid-Cap Growth Portfolio, each a series of BlackRock Funds, appearing in the Annual Reports on Form N-CSR of BlackRock Funds for the year ended September 30, 2010, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/Deloitte & Touche LLP
Philadelphia, Pennsylvania
January 26, 2011